Exhibit 10.11

AMENDMENT NO. 3 TO PARTNER AGREEMENT

THIS AMENDMENT NO. 3 TO THE PARTNER AGREEMENT (“Amending Agreement”) is made as of March 30, 2018, and amends that certain Unanimous Omnibus Partner Agreement dated effective as of January 1, 2015 (as amended by amending agreements dated as of April 10, 2017 and June 30, 2017, collectively with amending agreements the “Partner Agreement”), entered into among MINERA PLATA REAL, S. DE R.L. DE C.V., a Mexico variable capital company (a “sociedad de responsabilidad limitada de capital variable” in Spanish) (“MPR”), OPERACIONES SAN JOSÉ DE PLATA S. DE R.L. DE C.V., a Mexico variable capital company, SERVICIOS SAN JOSÉ DE PLATA S. DE R.L. DE C.V., a Mexico variable capital company, LOS GATOS LUXEMBOURG S. AR. L., a Luxembourg limited liability company (“SSMRC Lux”), SUNSHINE SILVER MINING & REFINING CORPORATION, a corporation formed under the laws of the State of Delaware (“SSMRC”) and DOWA METALS & MINING CO., LTD., a corporation incorporated under the laws of Japan (“Dowa”).

WHEREAS, the Parties have agreed to enter into this Amending Agreement to confirm in writing the terms and conditions upon which they have agreed to amend the Partner Agreement; and

WHEREAS, except as specifically amended by this Amending Agreement, the terms and conditions of the Partner Agreement shall remain in full force and effect.

NOW THEREFORE, subject to the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1               Defined Terms.

Unless expressly defined in this Amending Agreement, capitalized terms used in this Amending Agreement will have the meanings specified in the Partner Agreement.

Section 2               Amendments.

Notwithstanding the terms of the Partner Agreement (including Exhibit B thereof), Requisite Partner Approval shall be required in accordance with, and in the circumstances described in, Exhibit “A” attached hereto, and all applicable provisions of the Partner Agreement shall be deemed to be revised and amended in order to give effect to Exhibit “A”.

Section 3               Major Decisions

All Major Decisions passed by Requisite Partner Approval up to and including the date hereof are hereby approved, ratified, confirmed and adopted for all purposes by the Partners.

Section 4               Miscellaneous.

This Amending Agreement may be executed in counterparts and delivered by electronic means, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF the undersigned have caused this Amendment No. 3 to Partner Agreement to be executed by their respective duly authorized officers as of the date first written above.

MINERA PLATA REAL, S. DE R.L. DE C.V.

By:	/s/ Philip Pyle
Name: Philip Pyle

OPERACIONES SAN JOSÉ DE PLATA S. DE R.L. DE C.V.

By:	/s/ Alberto M. Vazquez
Name: Alberto M. Vazquez

SERVICIOS SAN JOSÉ DE PLATA S. DE R.L. DE C.V.

By:	/s/ Alberto M. Vazquez
Name: Alberto M. Vazquez

LOS GATOS LUXEMBOURG S. AR. L.

By:	/s/ Roger Johnson
Name: Roger Johnson

Signature Page to Amendment No. 3 to Partner Agreement

SUNSHINE SILVER MINING & REFINING CORPORATION

By:	/s/ Stephen Orr
Name: Stephen Orr

DOWA METALS & MINING CO., LTD.

By:	/s/ Akira Sekiguchi
Name: Akira Sekiguchi

EXHIBIT “A”

Exhibit “A” - Amendment No. 3 to Partner Agreement

Exhibit A

Unanimous Omnibus Partners Agreement — Requisite Partner Approval Requirements Protocol

Background

Appendix B to the Unanimous Omnibus Partners Agreement states:

“The following are considered “Major Decisions”, which require Requisite Partner Approval; provided, however that if such Major Decision was included in any Approved Program or Approved Budget, there shall not be a separate requirement to obtain Requisite Partner Approval prior to taking action in respect thereto….”

Accordingly, Requisite Partner Approval (RPA) is not required if the expenditures are consistent with the Approved Budget.

Appendix B also states, in part, Major Decisions include…

•                  “costs, expenditure or commitment in excess of 10% per Expense Category contained in an Approved Budget “.

•                  “execution, termination, amendment, ……. under any contract (written or oral) to which the Corporation or any other subsidiary entity is a party:

•      relating to the purchase and sale of minerals or concentrates;

•      with an annual contract value of more than $500,000; or

•      with a term of longer than three years”.

Protocol

For purposes of this protocol:

•      the Approved Budget means the most recent Forecast approved by the Board of Managers and

•      unless otherwise extended, is effective only through June 30, 2019.

To improve efficiencies, the partners agree the protocol to be followed by the managing partner under an Approved Budget shall be:

Expenditures less than $500,000 above the estimate in the Approved Budget

The managing partner may proceed with any expenditure in the Approved Budget that is to be committed for at an amount less than $500,000 greater than the estimated amount in the Approved Budget without obtaining RPA.

Expenditures more than $500,000 above the estimate in the Approved Budget

To make decisions in these circumstances, the managing partner must:

•                  Calculate the remaining project costs that are based on estimates (RPCBE). Estimates would exclude those costs already incurred, under contract or under purchase orders.

•                  Calculate the remaining contingency (RC) in the project. The RC will initially be the amount in the Approved Budget. However, the RC will change based on new commitments and information after Board of Managers’ Forecast approval.

If the RC divided by the RPCBE is greater than 10%, the managing partner may proceed, without RPA, with any item in the Approved Budget, provided the expenditure does not: a) cause the RC to drop to or below 10%, or b) cause an Approved Budget category (i.e. Crushing and Conveying, Development Contract #3, Pumping Wells,

etc.) to exceed 110% of that category’s approved budget total. Conversely, the managing partner must obtain RPA before proceeding with any expenditure greater than $500,000 above either of the two thresholds.

If the RC divided by the RPCBE is equal to or less than 10%, the managing partner must obtain RPA before proceeding with any expenditure expected to exceed its Approved Budget amount by more than $500,000.

Expenditures outside the scope of the Approved Budget

For expenditures greater than $500,000 that are not contemplated in the Approved Budget, the managing partner must obtain RPA.

Scenario Examples

Scenario	A	B	C	D	E	F
RPCBE	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
RC	12,000,000	12,000,000	12,000,000	8,000,000	8,000,000	8,000,000
RC%	12.0%	12.0%	12.0%	8.0%	8.0%	8.0%

Approved Budget Expenditure	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Expenditure	2,000,000	4,000,000	5,000,000	2,000,000	3,000,000	2,300,000
RC% After Expenditure	12.2%	10.4%	9.5%	8.2%	7.2%	7.9%
Requisite Partner Approval?	No	No	Yes	No	Yes	No

Request for RPA

When RPA is required, at least five business days before commitments must made for the activities under the RPA, the managing partner will provide a memorandum describing the activities, cost and construction milestones for the expenditures compared to the Approved Budget. The impact on the RC will also be identified.

Exhibit B Other Provisions

All other Exhibit B provisions must be followed.

Project Spending, Forecasts and Additional Information

The managing partner will provide information to all partners to ensure spending activities and cost trends are transparent. Operations and Management Committee meetings will report on all projects in accordance with the projects established in the accounting system (ERP) which may differ slightly from the contractor (e.g. M3) information. Actual expenditures and cost-to-complete estimates are required to comply with this RPA protocol to ensure cost overruns are identified early and the contingency amount adjusted. Furthermore, RPA may be required for an expected overrun.